UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

SUTRON CORPORATION
 (Exact name of registrant as specified in its charter)

VIRGINIA	0-12227	54-1006352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling, Virginia 20164
(Address of Principal Executive Offices) (Zip Code)

(703) 406-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2015, in connection with the Merger (as defined below), Sutron Corporation (“Sutron” or the “Company”) notified the NASDAQ Capital Market (“NASDAQ”) of its intent to remove each share of the Company’s common stock, par value $0.01 per share (the “Shares”), from listing on NASDAQ.  The Company intends to request that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares by filing with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modifications to Rights of Security Holders.

Effective as of 5:00 pm New York time on July 28, 2015 (the “Effective Time”), Purchaser acquired all of the outstanding Shares not otherwise tendered and accepted pursuant to the terms and conditions set forth in the Offer to Purchase dated June 26, 2015 (the “Offer”), by effecting a “short form” merger of Purchaser into the Company under applicable Virginia law (the “Merger”). In the Merger, Purchaser merged with and into the Company, with the Company surviving the Merger as a wholly-owned indirect subsidiary of Parent.  In the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent or Purchaser or in the treasury of the Company immediately prior to the Effective Time) automatically converted into the right to receive $8.50 per share in cash (the “Per Share Amount”), without interest and less any applicable withholding taxes. All Shares converted into the right to receive the Per Share Amount were canceled and cease to exist.

Item 5.01.	Changes in Control of Registrant.

As previously reported, on June 21, 2015, the Company, the Purchaser and Parent entered into an Agreement and Plan of Merger, (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser commenced the Offer to acquire all of the issued and outstanding Shares at the Per Share Amount, without interest and less any applicable withholding taxes. The Offer expired at 5:00 pm, New York City time on July 27, 2015. According to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), 4,641,766 Shares were validly tendered pursuant to the Offer and not withdrawn prior to the expiration of the Offer (not counting as validly tendered Shares tendered through notice of guaranteed delivery and not actually delivered). All Shares that were validly tendered and not properly withdrawn have been accepted for payment by Purchaser in accordance with the terms of the Offer.

Effective as of the Effective Time, Purchaser acquired all of the remaining outstanding Shares by effecting a “short form” merger under applicable Virginia law in which Purchaser was merged with and into the Company, and the Company became a wholly-owned indirect subsidiary of Parent.

The aggregate purchase price paid by Purchaser in connection with the Offer and the Merger was approximately $44 million. Purchaser funded the acquisition with existing cash on hand.

The other information required by Item 5.01(a) of the Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 originally filed with the SEC on June 26, 2015, as subsequently amended (the “Schedule 14D-9”), and (ii) the Tender Offer Statement on Schedule TO, originally filed by Purchaser and Parent with the SEC on June 26, 2015, as subsequently amended (the “Schedule TO”), and such information is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and pursuant to the terms of the Merger Agreement, on July 27, 2015, Raul S. McQuivey and Ashish H. Raval resigned from the Company’s board of directors (the “Board”).  On July 27, 2015, Daniel L. Comas, Robert S. Lutz, Daniel A. Raskas, William H. King and Angela S. Lalor became members of the Board. The biography of each of these directors is contained in Annex I to the Schedule 14D-9, which information is incorporated herein by reference.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, each of the Certificate of Incorporation and bylaws of the Company were restated in their entirety. The restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The restated bylaws are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Sutron Corporation.

3.2	Amended and Restated Bylaws of Sutron Corporation.

20.1
Solicitation/Recommendation Statement of Schedule 14D-9 of Sutron Corporation (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on June 26, 2015, as amended).

99.1
Tender Offer Statement of Danaher Corporation and Satellite Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on June 26, 2015, as amended).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUTRON CORPORATION

	By:	/s/ Dr. Raul McQuivey
Name: Dr. Raul McQuivey
Title: President and CEO
Date: July 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Sutron Corporation.

3.2	Amended and Restated Bylaws of Sutron Corporation.

20.1
Solicitation/Recommendation Statement of Schedule 14D-9 of Sutron Corporation (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on June 26, 2015, as amended).

99.1
Tender Offer Statement of Danaher Corporation and Satellite Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on June 26, 2015, as amended).